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                                      EXHIBIT 1

                       FIRST AMENDMENT TO THE RIGHTS AGREEMENT

               AND CERTIFICATION OF COMPLIANCE WITH SECTION 27 THEREOF

          Pursuant to Section 27 of the Rights Agreement (the "Agreement") dated as of March 19, 1998, between ENCAD, Inc., a Delaware corporation (the "Company"), and Harris Trust Company of California (the "Rights Agent"), the Company and the Rights Agent hereby amend the Agreement as of November 17, 1998, as provided below.

          1. CERTAIN DEFINITIONS. Section 1 of the Agreement shall be amended to delete the definition of Continuing Directors.

          2. ISSUE OF RIGHTS CERTIFICATES. Section 3(a) of the Agreement shall be amended by replacing the phrase "a majority of the Continuing" in the first sentence of the paragraph with the phrase "the Board of".

          3. FORM OF RIGHTS CERTIFICATES. Section 4(b)(iii)(B) of the Agreement shall be amended by replacing the phrase "a majority of the Continuing" with the phrase "the Board of".

          4.   EXERCISE OF RIGHTS; PURCHASE PRICE; EXPIRATION DATE OF RIGHTS.
Section 7(e)(iii)(B) shall be amended by replacing the phrase "a majority of the Continuing" with the phrase "the Board of".

          5. ADJUSTMENT OF PURCHASE PRICE, NUMBER OF SHARES OR NUMBER OF RIGHTS. Section 11 shall be amended as follows:

               (a) The phrase ",upon approval by a majority of the Continuing Directors," which appears four times in subsection (a)(iii) and once in subsection (d)(ii) shall be deleted.

               (b) The phrase "a majority of the Continuing" in the second sentence of subsection (b), the first sentence of subsection (c) and the second sentence of subsection (d) shall be replaced with the phrase "the Board of".

          6. FRACTIONAL RIGHTS AND FRACTIONAL SHARES. Section 14 (a) shall be amended by deleting the phrase ",upon approval by a majority of the Continuing Directors," in the last sentence of the paragraph.

          7. ISSUANCE OF NEW RIGHTS CERTIFICATES. Section 22 shall be amended by deleting the phrase ",upon approval by a majority of the Continuing Directors," in the first and second sentences of the paragraph.

          8. REDEMPTION AND TERMINATION. Section 23 shall be amended as follows:

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               (a)  The phrase "a majority of the Continuing" in the first sentence of subsection (a) shall be replaced with the phrase "the Board of".

               (b) The proviso in subsection (a) which reads "provided, however, that, notwithstanding anything to the contrary contained in this
     Section 23(a), the Company may not take any action pursuant to this Section 23(a) unless (x) at the time of the action of the Board of Directors of the Company approving such redemption and the form of payment of the Redemption Price, there are then in office not less than two Continuing Directors and
     (y) such action is approved by a majority of the Continuing Directors then in office" shall be deleted. The phrase "a majority of the Continuing" in the last sentence of subsection (a) shall be replaced with the phrase "the Board of".

               (c) The phrase "a majority of the Continuing" in the first and third sentences of subsection (b) shall be replaced with the phrase "the Board of".

          9. EXCHANGE. Section 24 shall be amended by replacing the phrase "a majority of the Continuing" in the first sentence of each of subsection (a) and subsection (c) with the phrase "the Board of". The phrase ", upon approval by a majority of the Continuing Directors" in the second sentence of subsection (c) shall be deleted.

          10. SUPPLEMENTS AND AMENDMENTS. Section 27 shall be amended by deleting the phrase ",upon approval by a majority of the Continuing Directors," in the first and second sentences of the paragraph.

          11. DETERMINATIONS AND ACTIONS BY THE BOARD OF DIRECTORS. Section 29 shall be amended as follows:

               (a) The phrase "or the Continuing Directors" in the last sentence of subsection (a) shall be deleted.

               (b)  Subsection (b) shall be deleted in its entirety.

          12. SEVERABILITY. Section 31 shall be amended by deleting the phrase ",upon approval by a majority of the Continuing Directors," in the paragraph.

          13. EXHIBIT C. Exhibit C shall be amended by replacing the word "Continuing," which appears five times in Exhibit C, with the phrase "Board of".


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          The undersigned officer of the Company, being an appropriate officer of the Company and authorized to do so by resolution of the board of directors of the Company dated as of November 13, 1998, hereby certifies to the Rights Agent that these amendments are in compliance with the terms of Section 27 of the Agreement.


                                   ENCAD, Inc.

                                   By:  /s/ David A. Purcell
                                       -----------------------------------------
                                   Name:  David A. Purcell
                                         ---------------------------------------
                                   Title:  Chairman and C.E.O.
                                          --------------------------------------

Acknowledged and Agreed:

Harris Trust Company of California,
as Rights Agent


By:  /s/ John Castellanos
     ----------------------------
Name:  John Castellanos
      ---------------------------
Title:  Assistant Vice President
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